Exhibit 2.2

RAVIN, SARASOHN, COOK, BAUMGARTEN, FISCH & ROSEN
A Professional Corporation
103 Eisenhower Parkway
Roseland, New Jersey 07068-1072
(201) 228-9600
Counsel for Science Management Corp.


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY


In re:                           :   Case No. 93-34553(SAS)
                                 :
SCIENCE MANAGEMENT CORP.,        :   Chapter 11
                                 :
               Debtor,           :
                                 :


                 FIRST MODIFICATION TO CONFIRMED FIFTH MODIFIED
            PLAN OF REORGANIZATION OF SCIENCE MANAGEMENT CORPORATION

     Article III of the captioned debtor's Fifth Modified Plan of Reorganization dated January 25, 1996 (the "Plan") which was confirmed by Order of this Court dated April 14, 1996 be and hereby is modified as follows:

     A. Reorganized SMC's obligation to pay fees and expenses for or related to the professional services performed on behalf of the Debtor or Committee of Unsecured Creditors prior to the Effective Date shall be increased from $966,000 to $1,016,000. Fees that are not paid as of the Effective Date will be paid in accordance with the terms of the Note annexed hereto as Exhibit "A".

     B. The first priority lien against assets of Reorganized SMC and the SMC Domestic Subsidiaries (as those terms are defined in the Plan) granted under
Article III(A)(1) shall be subordinated to institutional financing that may be obtained by the Debtor pursuant to the terms of the Security Agreement annexed hereto as Exhibit "B".

     C. The first sentence of Article 3(A)(3) of the Plan shall be deleted in its entirety and shall be replaced with the following:

     The balance of such fees and expenses shall be paid in accordance with the payment schedule set forth in Paragraph 1 of the Promissory Note attached hereto as Exhibit "A"

                                         SCIENCE MANAGEMENT CORPORATION


                                         By:______________________________
                                            James A. Skidmore, Jr.,
                                            President, Chief Executive Officer


                                         IMPERIAL CAPITAL WORLDWIDE PARTNERS, LP


                                         By:______________________________
                                            Imperial Capital Investors Corp.,
                                                its sole general partner
                                            Jonathan L. Borsuk, President


                                         RAVIN, SARASOHN, COOK,
                                         BAUMGARTEN, FISCH & ROSEN
                                         A Professional Corporation
                                         Counsel for the Debtor


                                         By:______________________________
                                            Paul Kizel, Esq.


                                         BAER, MARKS & UPHAM, LLP
                                         Counsel for Imperial Capital Worldwide
                                             Partners, LLP


                                         By:______________________________